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                                   EXHIBIT A

                                   AGREEMENT
                                      TO
                            JOINTLY FILE SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of Securities of NeoPharm, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

DATED:  June 25, 1999
        Chicago, Illinois


                                   E. J. FINANCIAL/UNIMED MANAGEMENT, L.P.


                                   BY:     /s/ John N. Kapoor
                                       --------------------------------------
                                               JOHN N. KAPOOR
                                         Its Managing General Partner

                                           /s/ John N. Kapoor
DATED:  June 25, 1999                  --------------------------------------
        Chicago, Illinois                      JOHN N. KAPOOR